UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a 12

Franklin BSP Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

Franklin BSP Capital Corporation (the “Company”) announced the adjournment until Wednesday, June 30, 2021, of its 2021 annual meeting of stockholders, a copy of the announcement is included herein.

Franklin BSP Capital Corporation Announces Adjournment of 2021 Annual Meeting of Stockholders

NEW YORK – June 17, 2021 – Franklin BSP Capital Corporation (“FBCC”) held its reconvened 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 17, 2021. In order to solicit additional votes for the proposals to be considered at the Annual Meeting, the meeting was adjourned until Wednesday, June 30, 2021 at 1:00 p.m. Eastern Time, and will reconvene virtually at that time.

For further information regarding the matters to be acted upon at the Annual Meeting, stockholders are urged to carefully read the proxy statement filed with the Securities and Exchange Commission on April 21, 2021. The proxy statement, the Notice of Annual Meeting and FBCC’s Annual Report on Form 10-K for the year ended December 31, 2020 are available at: http://viewproxy.com/FranklinBSPCapitalCorp/2021. If stockholders have questions about the proposals or would like additional copies of the proxy statement, please contact the proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 486-7909.

Important Notice

This notice contains “forward looking statements” that are subject to risks and uncertainties. Statements other than statements of historical facts may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual outcomes and results, including the use of proceeds, could differ materially from those suggested due to the impact of many factors, including those beyond the control of FBCC and those listed in the “Risk Factors” section of FBCC’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of such statements. FBCC assumes no obligation to update or revise any such forward looking statements. FBCC has based these forward-looking statements on its current expectations and projections about future events. FBCC believes that the expectations and assumptions that have been made with respect to these forward-looking statements are reasonable. However, such expectations and assumptions may prove to be incorrect. A number of factors could lead to results that may differ from those expressed or implied by the forward-looking statements. Given this level of uncertainty, undue reliance should not be placed on any forward-looking statements.